Thursday April 29, 5:59 am Eastern Time

Company Press Release

SOURCE: Covance

                  Covance and PAREXEL Agree to Merge - Creating
                 the World's Leading Company Dedicated to Global
                      Drug Development and Launch Services

- Covance PAREXEL Responds to Increasing Needs of Pharmaceutical Industry to Leverage R&DInvestments -

PRINCETON, N.J. and WALTHAM, Mass., April 29 /PRNewswire/ -- Covance (NYSE: CVD news) and PAREXEL (Nasdaq: PRXL - news), the second and third largest companies in the fast growing drug development services industry, today announced that they entered into a definitive merger agreement. The transaction is valued for PAREXEL shareholders at approximately $800 million and results in a combined company with a market value of $2.5 billion. The merger will create Covance PAREXEL Inc., the world's largest and most comprehensive company dedicated to outsourced drug development and launch services for the pharmaceutical industry.

"In today's competitive healthcare environment, the rewards and challenges of pharmaceutical development have never been greater," said Covance CEO Chris Kuebler, who will become co-chairman and CEO of the new company. "Through this merger, Covance PAREXEL will have the expertise and worldwide resources to help its pharmaceutical clients develop new medicines faster and more successfully, in more markets, achieving greater return on their R&D investments than ever before."

Drug development outsourcing is increasingly recognized as an effective strategy for pharmaceutical companies to optimize the productivity and value of their R&D investments. Covance PAREXEL will be uniquely positioned to capitalize on emerging growth opportunities as pharmaceutical companies strive to increase the number, quality and commercial value of drugs emerging from their pipelines.

"We are combining two companies with complementary strengths to create one company that is a leader in every important area of drug development," said PAREXEL CEO Josef von Rickenbach, who will become co-chairman and President of the new company. "The merger gives Covance PAREXEL the scale and financial strength to accelerate the recruitment of the best scientific minds, increase our investment in advanced technologies, and to pursue even stronger strategic relationships with our clients."

Covance PAREXEL is expected to generate annual revenues approaching $1.3 billion in 1999, which is significantly more than the drug development revenues of its next largest competitor
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Management anticipates that the merger will be at least earnings neutral in 2000 and will be accretive in 2001 and thereafter.

Covance PAREXEL's leadership in the high growth areas of drug development and launch services will position the new company to outpace industry growth rates. In addition, the increased market capitalization of the new company will move it solidly into the mid-cap range, providing enhanced stability and liquidity for investors. The merger will create opportunities to enhance productivity and operating efficiency, and allow for increased investment in new technologies to improve data collection and analysis -- the cornerstone of fast and efficient global drug development.

Covance PAREXEL's Board of Directors will be comprised of the outside directors from both companies, in addition to Messrs. Kuebler and von Rickenbach as co-chairmen. The new company will be headquartered in Princeton, New Jersey.

- Strategic Fit, Enhanced Scale, and Growth Opportunities Drive Merger -

The world's top pharmaceutical companies account for more than half of all global drug development expenditures. These companies look for strategic relationships with drug development companies that have global capabilities, deep therapeutic expertise, and financial stability. The merger of Covance and PAREXEL creates a company with the scale of global operations, expertise, and financial resources to effectively serve top-tier pharmaceutical companies and to pursue unique business opportunities in partnership with this key customer group.

Covance's strengths are in core services such as preclinical testing, Phase I-IV clinical trials management, health economics consulting, biomanufacturing, and clinical support services (central laboratory, centralized ECG, and clinical packaging). These support services can significantly enhance the efficiency of clinical trials and represent a key competitive advantage for Covance. PAREXEL has a formidable position in Phase I-III clinical trials management and is a recognized leader in advanced data management services. PAREXEL is especially well-positioned in high-growth areas of launch services such as medical marketing, education, and communications. It also has a strong pharmaceutical consulting practice and is a leading provider of training to the industry. Together, Covance PAREXEL will have a leading position in major areas of drug development and product launch services. The new company will provide an unparalleled array of support services and have a superior information technology platform.

The combination of Covance and PAREXEL creates the industry's leading center of drug development knowledge and therapeutic expertise. Both companies have groups of medical specialists in the leading areas of pharmaceutical research such as CNS, cardiology, oncology, infectious diseases, HIV, and immunology. Covance PAREXEL will have strong expertise in both pediatrics and women's health, two important growth areas of pharmaceutical R&D.

Covance PAREXEL will benefit from complementary geographic profiles. While both companies have a solid US presence, Covance has a broader presence in Asia/Pacific and PAREXEL provides more comprehensive coverage in Europe and Japan. Covance PAREXEL will have expanded capabilities in the world's top three pharmaceutical markets -- US, Europe, and Japan -- and will operate with increased scale in 27 countries around the world.

- Terms of the Agreement -

Under the agreement, PAREXEL shareholders would receive 1.184 shares of Covance common stock for each share of PAREXEL common stock held. The agreement is intended to be accounted for as a pooling of interests and is expected to be tax free. Completion of the merger is subject to approval by PAREXEL and Covance shareholders and regulators. In connection with the transaction Covance and PAREXEL have granted to each other an option to purchase a specified number of common shares upon the occurrence of certain circumstances as specified in the agreement. As of April 29, PAREXEL had approximately 25.4 million shares of common stock outstanding on a fully diluted basis.

Covance, with headquarters in Princeton, New Jersey, is one of the world's largest and most comprehensive drug development service companies, with 1998 revenues of $732 million, operations currently in 17 countries, and approximately 7,300 employees worldwide.

PAREXEL, with headquarters near Boston, Massachusetts, is a leading contract research and product launch organization providing a broad range of knowledge-based outsourcing services to the worldwide pharmaceutical, biotechnology, and medical device industries. In 1998, PAREXEL had calendar year revenues of $325 million, and currently has approximately 4,300 employees and operations in 25 countries around the world.

Covance is represented by Lazard Freres & Co. LLC in connection with this transaction. Hambrecht & Quist LLC is representing PAREXEL.

Statements contained in this press release, which are not historical facts, are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements contained herein include statements regarding possible or assumed future results of operations of Covance, PAREXEL or the combined company, statements regarding benefits anticipated to result from the merger and statements regarding anticipated trends in the companies' businesses. Such statements are based largely on management's expectations in light of their experience in the industry and are not guarantees of performance or results. The following factors could cause actual results to differ materially from those in the forward-looking statements: competitive factors, outsourcing trends in the pharmaceutical industry, the companies' ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss of large contracts, difficulties or delays in consummating the merger and, after consummation, in integrating the businesses of the companies and achieving anticipated efficiencies and synergies and other factors described in the companies' filings with the Securities and Exchange Commission.

    Note:
    The companies' respective Web sites are:

    www.covance.com
    www.parexel.com

    Additional press materials will be available at www.mergingexcellence.com.


    CONTACT:  Beth Leahy of Covance, 212-403-7502 4/29 only, or 609-452-4978, or beth.leahy@covance.com, or Parag Bhansali of Covance Investors, 609-452-4953, or parag.bhansali@covance.com; or Kate Morgans of PAREXEL, 781-487-9904, ext. 4118, or kate.morgans@parexel.com

SOURCE: Covance